TWENTY-FIRST AMENDMENT TO LOAN AGREEMENT     EXHIBIT 4.02


                                                      September 16, 1994



Congress Financial Corporation and
Congress Financial Corporation (Central)
1133 Avenue of the Americas
New York, New York  10036

Gentlemen:

            Reference is made to the Loan Agreement, dated March 29, 1994, as heretofore amended, modified, or supplemented (including, without limitation, pursuant to that certain Amendment to Loan Agreement, dated August 16, 1985, that certain Second Amendment to Loan Agreement, dated April 3, 1986, that certain Third Amendment to Loan Agreement, dated October 26, 1986, that certain Fourth Amendment to Loan Agreement, dated December 17, 1986, that certain Fifth Amendment to Loan Agreement, dated March 7, 1988, that certain Sixth Amendment to Loan Agreement dated March 31, 1989, that certain Seventh Amendment to Loan Agreement, dated May 18, 1990, that certain Eighth Amendment to Loan Agreement, dated May 1, 1991, that certain Ninth Amendment to Loan Agreement, dated February 25, 1992, that certain Tenth Amendment to Loan Agreement, dated March 31, 1992, that certain Eleventh Amendment to Loan Agreement, dated December 10, 1992, that certain Twelfth Amendment to Loan Agreement, dated April 23, 1993, that certain Thirteenth Amendment to Loan Agreement, dated June 24, 1993, that certain Fourteenth Amendment to Loan Agreement, dated September 23, 1993, that certain Fifteenth Amendment to Loan Agreement, dated November 29, 1993, that certain Sixteenth Amendment to Loan Agreement, dated January 25, 1994, that certain Seventeenth Amendment to Loan Agreement, dated March 30, 1994 (the "Seventeenth Amendment"), that certain Eighteenth Amendment to Loan Agreement, dated May 20, 1994 (the "Eighteenth Amendment"), that certain Modification to Seventeenth Amendment to Loan Agreement, dated May 25, 1994 (the "Modification Agreement"), the Nineteenth Amendment to Loan Agreement, dated June 29, 1994 ("Nineteenth Amendment"), and the Twentieth Amendment to Loan Agreement dated August 23, 1994 (the "Twentieth Amendment"), hereinafter collectively, the "Loan Agreement", currently by and among Congress Financial Corporation and Congress Financial Corporation (Central) (collectively, "Congress"), LSB Industries, Inc. (hereinafter "LSB"), L&S Bearing Co., Rotex Corporation, Tribonetics Corporation, LSB Extrusion Co., International Environmental Corporation, CHP Corporation, Koax Corp., Summit Machine Tool Manufacturing Corp., Hercules Energy Mfg. Corporation, Climate Master, Inc., APR Corporation and Climatex, Inc. (collectively, with LSB, the "Borrowers") LSB Financial Corp., LSB Leasing Corp., LSB Import Corp., LSB Bearing Corp., Summit Machine Tool Systems, Inc., LSB Europa Limited, Bowerdean Limited, and LSB International Limited (collectively herein, and pursuant to the Loan Agreement, the "Guarantors"), and Prime Financial Corp. (as to the Seventeenth Amendment, the Eighteenth Amendment, the Modification Agreement, the Nineteenth Amendment, and the Twentieth Amendment), and Bank IV Oklahoma, N.A. (as to the Seventeenth Amendment, the Modification Agreement, the Nineteenth Amendment, and the Twentieth Amendment).

September 16, 1994
Page 2




      Borrowers and Guarantors have requested an extension of the termination date of their existing arrangements with Congress and an extension of the Selling Period and Congress is willing, subject to the terms and conditions set forth herein, to so extend such termination date of the existing financing arrangements with such termination date of the existing financing arrangements with Borrowers and Guarantors and such Selling Period as provided below. Congress, Borrowers and Guarantors agree as follows (capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Loan Agreement):

      I.    TERM OF FINANCING ARRANGEMENTS.  The date "September 30, 1994" in
Section 9.1 of the Accounts Agreement, as heretofore amended, is hereby deleted and replaced with the date "October 31, 1994".

      II.   TERM OF SELLING PERIOD.  The date "September 30, 1994" in Section
2.1 of the Seventeenth Amendment is hereby deleted and replaced with the date "October 31, 1994".

      III. DELIVERY OF CASH COLLATERAL UPON TERMINATION. In addition to all of Congress' other rights and remedies available to it upon the effective date of termination or non-renewal of the Loan Agreement and the other Financing Agreements, upon the effective date of such termination or non-renewal, Borrower shall (a) pay to Congress, in full, all outstanding and unpaid Obligations and (b) furnish cash collateral to Congress in an amount equal to
(i) 115% of the face amount of all contingent Obligations consisting of all letters of credit, banker's acceptances, purchase guarantees and other financial accommodations (collectively, "Credits") issued and outstanding on the effective date of such termination or non-renewal PLUS (ii) an amount Congress determines is reasonably necessary to secure Congress from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any checks or other payments provisionally credited to the Obligations and/or as to which Congress has not yet received the final and indefeasible payment (collectively, "Uncollected Payments"). Such amounts shall be remitted to Congress by wire transfer in federal funds to such bank account of Congress, as Congress may, in its discretion, designate in writing to Borrower for such purpose. Congress shall be entitled to hold such cash collateral delivered to Congress with respect to each of the Credits until forty-five (45) days after the expiration date of each Credit, and for a period of forty-five (45) days following termination or non-renewal as to such contingent Obligations in respect of Uncollected Payments.
Congress may apply the cash collateral to any such contingent Obligations which may become due by virtue of drawings or claims made pursuant to the Credits or for claims made against Congress in connection with the Uncollected Payments and shall release any remaining cash collateral to LSB upon the expiration of the applicable forty-five (45) day period referred to in this paragraph.


September 16, 1994
Page 3


      IV. EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, the Loan Agreement and the Financing Agreements are hereby specifically ratified, restated and confirmed by the parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the Loan Agreement or other Financing Agreements, the terms of this Amendment control.

      V. FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

            By the signature hereto of each of their duly authorized officers, all of the parties hereby mutually covenant and agree a set forth herein (the covenants and agreements of the Borrowers and Guarantors being joint and several).

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September 16, 1994
Page 4



                                          Very truly yours,

                                          LSB INDUSTRIES, INC.
                                          L&S BEARING CO.
                                          ROTEX CORPORATION
                                          TRIBONETICS CORPORATION
                                          LSB EXTRUSION CO.
                                          INTERNATIONAL ENVIRONMENTAL
                                                CORPORATION
                                          CHP CORPORATION
                                          KOAX CORP.
                                          SUMMIT MACHINE TOOL
                                                MANUFACTURING CORP.
                                          HERCULES ENERGY MFG. CORPORATION
                                          CLIMATE MASTER, INC.
                                          APR CORPORATION
                                          CLIMATEX, INC.
                                          LSB FINANCIAL CORP.
                                          LSB LEASING CORP.
                                          LSB IMPORT CORP.
                                          LSB BEARING CORP.
                                          SUMMIT MACHINE TOOL
                                                SYSTEMS, INC.
                                          LSB EUROPA LIMITED
                                          BOWERDEAN LIMITED
                                          LSB INTERNATIONAL LIMITED

                                          BY:_________________________________
                                          TITLE_______________________________



AGREED AND ACCEPTED:

CONGRESS FINANCIAL CORPORATION AND
CONGRESS FINANCIAL CORPORATION (CENTRAL)


By______________________________________
Title___________________________________


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September 16, 1994
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ACKNOWLEDGED:

BANK IV OKLAHOMA, N.A.


By__________________________________
Title_______________________________


PRIME FINANCIAL CORP.


By__________________________________
Title_______________________________



September 16, 1994
Page 5





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ACKNOWLEDGED:

BANK IV OKLAHOMA, N.A.


By__________________________________
Title_______________________________


PRIME FINANCIAL CORP.


By__________________________________
Title_______________________________